SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

________

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

FIRST NATIONAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	66-0349372
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No)
#219, 227 Bellevue Way NE, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

2005 Stock Incentive Plan For Employees And Consultants

(Full title of plan)

The Corporation Trust Company of Delaware

1209 Orange Street

Wilmington, DE 19801

(Name and address of agent for service)

(302) 658-4205

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common	2,000,000	$.37	$740,000	$87.10

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") based upon the price of the options as set by the Board of Directors.

THE CONTENTS OF THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8, FILED FEBRUARY 25, 2005, SEC FILE NO. 333-122994, ARE HEREBY INCORPORATED BY THIS REFERENCE

REGISTRANT IS REGISTERING AN ADDITIONAL 2,000,000 SHARES UNDER ITS 2005 EMPLOYEE STOCK INCENTIVE PLAN FOR EMPLOYEES AND CONSULTANTS AS FILED UNDER FORM S-8 REFERENCED ABOVE.

SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Georgetown, State of Ontario, on 8 April 2005.

FIRST NATIONAL POWER CORPORATION

/s/ Peter Wanner _

Peter Wanner, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity ad on the date indicated.

/s/ Peter Wanner

Peter Wanner, Director

Date: 8 April 2005

THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the Board of Directors has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Georgetown, State of Ontario, on 8 April 2005.

First National Power Corporation 2005 Stock Incentive Plan for Employees and Consultants

By: P. D. Wanner

Name: Peter Wanner

Title: CFO, Administrator